EXHIBIT 17
                                                                      ----------

                                                                  EXECUTION COPY


                      AMENDED AND RESTATED PLEDGE AGREEMENT

         This AMENDED AND RESTATED PLEDGE AGREEMENT (this "Agreement") is dated as of December 13, 2001 between MA 1997 HOLDINGS, L.P. (the "Pledgor") and JPMORGAN CHASE BANK, successor by merger with Morgan Guaranty Trust Company of New York (the "Bank").

         WHEREAS, the Bank may extend and has already extended loans or other credit facilities or financial accommodations, to or on behalf of the Micky Arison 1997 Holdings Trust (the "Borrower") from time to time (collectively the "Loans") including without limitation pursuant to the Amended and Restated Demand Note, dated December 13, 2001 and executed by the Borrower in favor of the Bank in the aggregate principal amount of $28,000,000 (as the same may be amended, modified or supplemented from time to time, the "Note");

         WHEREAS, to induce the Bank to extend the Loans to the Borrower, the Pledgor entered into a certain Pledge Agreement dated February 12, 1999 between the Pledgor and the Bank (the "Original Pledge Agreement");

         WHEREAS, to induce the Bank to accept certain changes with respect to the collateral pledged pursuant to the Original Pledge Agreement, the Pledgor has (i) guaranteed the payment obligations of the Borrower under the Loans pursuant to that certain Guaranty dated as of the date hereof by the Pledgor in favor of the Bank (as the same may be amended, modified or supplemented from time to time, the "Guaranty") and (ii) agreed to amend and restate the Original Pledge Agreement to secure the Pledgor's present and future payment obligations under the Guaranty, (collectively, the "Secured Obligations");

         WHEREAS, in connection with the execution of this Agreement, The Northern Trust Company ("Northern Trust") and SunTrust Bank, Miami ("SunTrust") (each, a "Securities Intermediary") shall enter into, respectively, the Custodial Account Control Agreement, dated as of the date hereof, among the Pledgor, the Bank and Northern Trust and the Securities Account Control Agreement dated as of the date hereof, among the Pledgor, the Bank and SunTrust (individually and/or together, the "Custodial Account Agreement"))

         WHEREAS, the parties hereto desire to amend and restate the Original Pledge Agreement as set forth herein;

         NOW, THEREFORE, the Pledgor and the Bank agree as follows:

         1. (a) As collateral security for the performance of the Secured Obligations, the Pledgor hereby pledges and assigns to the Bank, and grants to the Bank a valid first-priority security interest (subject only to prior liens expressly granted to a Securities Intermediary pursuant to its Custodial Account Agreement) in such assets from time to time credited to the accounts described on Schedule I hereto (collectively, the "Collateral Account") held by a Securities Intermediary pursuant to its Custodial Account Agreement, together with all security entitlements in respect thereof and all proceeds and products thereof and dividends and distributions thereon (collectively, the "Collateral"). The Pledgor hereby agrees to maintain in the Collateral Account, at all times, Collateral having an Aggregate Lending Value (as defined below) equal to or greater than the aggregate U.S. Dollar amount of the Secured Obligations (the "Required Collateral Amount"). For purposes of this Agreement, the "Aggregate Lending Value" of the Collateral shall be equal to the sum of (i) 70% of the Market Value of Collateral consisting of assets other than shares of Carnival Corp. ("CCL Shares") and (ii) 50% of the Market Value of Collateral consisting of CCL Shares; provided, however, that at no time after June 30, 2002 shall more than 50% of the Required Collateral Amount consist of CCL Shares. The Bank shall have full control of the Collateral, including as more specifically set forth in
Section 1(b) below, and any transfer affecting the Collateral is subject to its approval. The Pledgor may substitute Collateral only upon the prior written consent of the Bank. If at any time the Required Collateral Amount shall not be maintained, the Pledgor agrees to furnish to the Securities Intermediary for deposit in the Collateral Account within two business days upon the Bank's demand sufficient Collateral acceptable to the Bank so the Required Collateral Amount is attained. As used in this Agreement, "Market Value" with respect to any item of Collateral means, as of any date of determination, (a) in the case of cash or cash equivalents held in U.S. Dollars, the amount or face amount thereof, as the case may be, (b) in the case of CCL Shares, for so long as CCL Shares are traded on the New York Stock Exchange (the "NYSE"), the closing price per share of such securities on the NYSE on the business day immediately prior to such date and (c) in the case of any other readily marketable investment security (including the CCL Shares if they are not traded on the NYSE), the fair market value thereof as determined by the Bank in good faith but otherwise in its sole and absolute discretion; PROVIDED that in doing so the Bank may take into account stock exchange or the National Association of Securities Dealers Automated Quotation System quotations or, for any security not quoted on a stock exchange or the National Association of Securities Dealers Automated Quotation System, (i) the current bid prices for the security, (ii) if bid prices are not available for any security, the current bid prices for comparable securities,
(iii) the value of the security on the bid side of the market by appraisal or
(iv) any combination of the above; and PROVIDED FURTHER that in determining the fair market value of a security on a particular date, where such security is not quoted on a stock exchange or the National Association of Securities Dealers Automated Quotation System, the most recent quotations, bids or similar data with respect to it (which the Bank may, but is not required to, rely upon exclusively) may be as at a date up to five business days prior to such date.

                  (b) The Pledgor acknowledges and agrees that the Bank shall have "control" (as defined in Section 8-106 of the Uniform Commercial Code in effect in the State of New York (the "UCC")) over the Collateral held in or credited to the Collateral Account and the Collateral from time to time delivered to the Bank (or a Securities Intermediary), and the Pledgor hereby consents to such control. Upon notice from the Bank that a Guaranty Event of Default (as hereinafter defined) has occurred and is continuing, each Securities Intermediary shall follow the "entitlement orders" as defined in Section 8-102(a)(8) of the UCC issued by the Bank without further consent of the Pledgor. Each of the accounts described on Schedule I hereto constitutes a "securities account", as defined in Section 8-501 of the UCC. Each Securities Intermediary is, in such capacity, a "securities intermediary" as defined in
Section 8-102(a)(14) of the UCC in respect of each of the accounts described on
Schedule I hereto below such Security Intermediary's name and all other Collateral held in or credited to such accounts and the "securities intermediary's jurisdiction" as defined in Section 8-110(e) of the UCC, for each Securities Intermediary is New York. To the fullest extent permitted by Article 8 of the UCC,


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

the Collateral held in or credited to the Collateral Account will be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Except as otherwise provided in this Section 1(b), the Pledgor agrees not to allow any person or entity other than the Bank to have control of the Collateral and will not enter into a control agreement with respect to the Collateral with any third party or any other agreement relating to the Collateral.

                  (c) As used in this Agreement, "Guaranty Event of Default" means the Pledgor's failure to pay in full immediately on the Guaranty Due Date (as defined in the Guaranty) all amounts owing under the Guaranty. Subject to the provisions of Section 1(a) with respect to maintaining the Required Collateral Amount and so long as no Guaranty Event of Default shall have occurred and be continuing, or shall result therefrom: (i) each Securities Intermediary, with the prior written consent of the Bank (which consent shall be granted provided that no Guaranty Event of Default shall have occurred and be continuing or shall result therefrom), shall permit the Pledgor to withdraw principal from the Collateral Account, (ii) each Securities Intermediary shall remit dividends, warrants, profits, interest and other distributions on the Collateral (to the extent the same are received by such Securities Intermediary) to the Pledgor and the Pledgor shall have the right to receive dividends, warrants, profits, interest and other distributions on the Collateral (whether or not remitted by such Securities Intermediary); and (iii) the Pledgor shall have, directly or through one or more investment manager, the right to vote all of the securities comprising the Collateral and to give consents, ratifications and waivers with respect thereto. Upon the written request of the Pledgor with respect to assets replaced by substitute Collateral in accordance with Section 1(a) and provided that no Guaranty Event of Default shall have occurred and then be continuing or shall result therefrom, the Bank shall release its Liens on such assets as identified by the Pledgor and held in or credited to the Collateral Account but only to the extent that, after giving effect to such release, the Aggregate Lending Value of the Collateral exceeds the then Required Collateral Amount.

         2. The Pledgor represents and warrants that: (i) each of this Agreement, and the Guaranty and the Custodial Account Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and legally binding obligation of the Pledgor enforceable in accordance with its terms, (ii) this Agreement creates a valid first priority lien on and first priority perfected security interest in the Collateral securing the payment of the Secured Obligations, subject only to the prior liens granted to each Securities Intermediary pursuant to its Custodial Account Agreement as set forth in Section 1(a) above, (iii) it has, and will have upon delivery of any additional Collateral to the Bank or crediting of any additional Collateral to the Collateral Account, title to all of the Collateral, free and clear of all claims, mortgages, pledges, liens, encumbrances and security interests of every nature whatsoever ("Liens"), other than Liens created hereunder and under the Custodial Account Agreement, and no consent or approval of any person, entity or governmental or regulatory authority, or of any securities exchange, was or is necessary to create or perfect this pledge, (iv) the execution and delivery of each of this Agreement, the Guaranty and the Custodial Account Agreement by the Pledgor and the performance by the Pledgor of its obligations hereunder and thereunder do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets and (v) no Liens other than in favor of the Bank (and the Securities Intermediary as set forth above) exist upon any of the Collateral.


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

         3. The Pledgor will preserve and protect the Bank's security interest in the Collateral, will defend the Bank's right, title, lien and security interest in and to the Collateral against the adverse claims and demands of all persons whomsoever, and will do all such acts and things and execute and deliver all such documents and instruments, including without limitation further pledges, assignments, financing statements and continuation statements, as the Bank in its sole discretion may reasonably deem necessary or advisable from time to time in order to preserve, protect and perfect such security interest or to enable the Bank to exercise or enforce its rights under this Agreement with respect to any Collateral. The Pledgor hereby authorizes the Bank to sign, and file financing and continuation statements and Securities and Exchange Commission Forms 144 (or similar or replacement forms), without the signature of the Pledgor after default on the Secured Obligations.

         4. The Pledgor will not permit any Liens other than the Lien created hereby in favor of the Bank and the Lien in favor of a Securities Intermediary pursuant to its Custodial Account Agreement to exist upon any of the Collateral.

         5. The Pledgor will not take any action that could in any way limit or adversely affect the ability of the Bank to realize upon its rights in the Collateral. Upon the occurrence and during the continuance of a Guaranty Event of Default, the Bank shall upon notice to the Pledgor be entitled to exercise all voting powers with respect to the Collateral. The Pledgor agrees to notify the Bank immediately of any development or occurrence which to its knowledge would render any of the Collateral not readily saleable under (i) Rules 144 or 145 under the Securities Act of 1933 (as amended, the "Securities Act"), or (ii) any other provisions of the Securities Act.

         6. Subject to the provisions of this Agreement and those contained in the Custodial Account Agreement, at any time and from time to time the Bank may cause all or any of the Collateral to be transferred to or registered in its name or the name of its nominee or nominees or to have security entitlements in respect thereof credited to it or its nominee's securities account with any securities intermediary.

         7. Upon the occurrence and during the continuance of a Guaranty Event of Default, the Bank, without obligation to resort to other security, shall have the right at any time and from time to time to sell, resell, assign and deliver, in its discretion, all or any of the Collateral, in one or more parcels at the same or different times, and all right, title and interest, claim and demand therein and right of redemption thereof, on any securities exchange on which the Collateral or any of it may be listed, or at public or private sale, for cash, upon credit or for future delivery, and in connection therewith the Bank may grant options, the Pledgor hereby waiving and releasing any and all equity or right of redemption to the fullest extent permitted by law. If any of the Collateral is sold by the Bank upon credit or for future delivery, the Bank shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Bank may resell such Collateral. In no event shall the Pledgor be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Bank or a Securities Intermediary for the benefit of the Bank. In addition, should any portion of the Collateral consist of a time deposit or deposits with a financial institution (including the Bank), the Bank may terminate such deposit or deposits prior to the maturity thereof and any penalties payable in connection therewith shall be for the sole account of the Pledgor.


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

         8. The Pledgor acknowledges and agrees that the securities forming a part of the Collateral may decline speedily in value and are of a type customarily sold on a recognized market, and, accordingly, no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any such securities, or any other part of the Collateral which may decline speedily in value or which is of a type customarily sold on a recognized market, except any notice that is required under applicable law and cannot be waived. With respect to any other type of Collateral, the Bank shall give the Pledgor at least five business days' prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice the Pledgor agrees is reasonable, all other demands, advertisements and notices being hereby waived. The Bank shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of all sales of Collateral, public or private, the Pledgor shall pay all costs and expenses of every kind for sale or delivery, including brokers' and attorneys' fees and all liabilities and advances made or incurred by the Bank in connection with each sale or delivery, and after deducting such costs and expenses from the proceeds of sale, the Bank shall apply any residue, first, to the payment of the costs and expenses, including legal fees, incurred by the Bank in connection with the administration and enforcement of the Secured Obligations and this Agreement and any amounts due to the Bank in respect of the Secured Obligations other than principal or interest, second, to the payment of interest owed with regard to the Secured Obligations, and third, to the payment of principal owed with regard to the Secured Obligations. The balance, if any, remaining after payment in full of all such amounts shall be paid to or on the order of the Pledgor, subject to any duty of the Bank imposed by law to the holder of any subordinate security interest in the Collateral known to the Bank.

         9. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Collateral by reason of certain prohibitions contained in the Securities Act, as amended, as now or hereafter in effect, or in applicable Blue Sky or other state securities laws, as now or hereafter in effect, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and other terms less favorable to the seller than if such Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any such Collateral for the period of time necessary to permit the issuer of such Collateral, even if such issuer would agree, to register such Collateral for public sale under such applicable securities laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

         10. The Bank shall have the right, for and in the name, place and stead of the Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Collateral.


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

         11. The Bank shall have no duty as to the collection or protection of the Collateral or any income thereon or as to the preservation of any rights pertaining thereto, beyond the safe custody of any thereof actually in its possession. With respect to any maturities, calls, conversions, exchanges, redemptions, offers, tenders or similar matters relating to any of the Collateral (herein called "events") occurring prior to a default by the Pledgor in respect of any of the Secured Obligations, the Bank's duty shall be fully satisfied if (i) the Bank exercises reasonable care to ascertain the occurrence, and to give reasonable notice to the Pledgor, of any events applicable to any such securities included in the Collateral which are registered and held in the name of the Bank or its nominee or any security entitlements included in the Collateral as to which the Bank is the entitlement holder, (ii) the Bank gives the Pledgor reasonable notice of the occurrence of any events, of which the Bank has received actual knowledge, as to any such securities which are in bearer form or are not registered and held in the name of the Bank or its nominee (the Pledgor agreeing to give the Bank reasonable notice of the occurrence of any events applicable to any securities in the possession of the Bank of which the Pledgor has received knowledge), and (iii) subject to the exercise of its sole discretion (a) the Bank endeavors to take such action with respect to any of the events as the Pledgor may reasonably and specifically request in writing in sufficient time for such action to be evaluated and taken, or (b) if the Bank determines that the action requested might materially adversely affect the value of the Collateral as collateral, the collection of the Secured Obligations, or otherwise materially prejudice the interests of the Bank, the Bank gives reasonable notice to the Pledgor that any such requested action will not be taken, and if the Bank makes such determination or if the Pledgor fails to make such timely request, the Bank takes such other action as it deems reasonably advisable in the circumstances. Except as hereinabove specifically set forth, and at any time following a default by the Pledgor in respect of any of the Secured Obligations and during the continuance thereof, the Bank shall have no further obligation to ascertain the occurrence of, or to notify the Pledgor with respect to, any events and shall not be deemed to assume any such further obligation as a result of the establishment by the Bank of any internal procedures with respect to any securities in its possession or any security entitlements as to which it is the entitlement holder.

         12. The Pledgor hereby irrevocably appoints the Bank as the P1edgor's attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which either may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, the Bank shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof and to give full discharge for the same. This power of attorney shall be coupled with an interest and shall survive the death or disability of the Pledgor and shall take effect after the occurrence and during the continuance of a Guaranty Event of Default.

         13. The remedies provided herein in favor of the Bank shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in favor of the Bank existing at law or in equity. No delay on the part of the Bank in exercising any of its options, powers or rights, or partial or single exercise thereof, shall constitute a waiver thereof. The pledge of the Collateral hereby shall not in any way preclude or restrict any recourse by the Bank


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

against the Borrower or any other person or entity liable with regard to the Secured Obligations or any other collateral therefor.

         14. Promptly after the payment in full of the Secured Obligations, the Pledgor shall be entitled to the return of all of the Collateral and of all other property and cash which have not been used or applied toward the payment of such principal, interest and other amounts free and clear of all Liens in favor of the Bank or any encumbrances imposed by the Bank; provided, however, that if at any time any payment of any amount by the Borrower is rescinded or must be otherwise restored or returned, upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Pledgor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Except as aforesaid, the assignment by the Bank to the Pledgor of such Collateral and other property shall be without representation or warranty of any nature whatsoever and wholly without recourse.

         15. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

         16. This Agreement may not be assigned by the Pledgor without the prior written consent of the Bank, and any purported assignment without such consent shall be void. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE BANK AND THE PLEDGOR HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, CANNOT BE CHANGED ORALLY AND SHALL BIND AND INURE TO THE BENEFIT OF THE PLEDGOR AND THE BANK AND THEIR PERMITTED SUCCESSORS AND ASSIGNS AND ALL SUBSEQUENT HOLDERS OF THE SECURED OBLIGATIONS.

         17. Any communication, demand or notice to be given under this Agreement shall be (i) delivered in person, (ii) sent via a courier service guaranteeing overnight delivery, (iii) sent via electronic facsimile or (iv) mailed by registered or certified mail (postage prepaid, return receipt requested) to any party to this Agreement at the address specified below, or to any such party at such other address as such party may theretofore have designated in writing and given in like manner to the other party hereto. Any notice delivered to a recipient in person as provided in this paragraph shall be deemed to have been duly given when received by the recipient. Any notice sent via electronic facsimile as provided in this paragraph shall be deemed to have been duly given upon acknowledgment of receipt at the electronic facsimile number specified pursuant to this paragraph for the applicable party. Any notice sent by registered or certified mail or by a guaranteed overnight delivery service as provided in this paragraph shall be deemed to have been duly given upon receipt of written acknowledgment of delivery to the address specified pursuant to this paragraph for the applicable party.

         18. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument.


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

         19. The Pledgor agrees to pay the Bank on demand all costs and expenses, including reasonable legal fees, incurred by the Bank in connection with the enforcement of this Agreement, all of which costs and expenses shall form part of the Secured Obligations as provided. above. The Pledgor shall reimburse the Bank on demand for any transfer taxes, documentary taxes, assessments or charges that are imposed at any time on or in connection with this Agreement and shall indemnify the Bank against liability for any such tax (including any interest and penalties).



                  [Remainder of page intentionally left blank.]



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

         IN WITNESS WHEREOF, the Pledgor and the Bank have caused this Agreement to be duly executed as of the day and year first above written.


                                  MA 1997 HOLDINGS, L.P.

                                  By:  MA 1997 HOLDINGS, INC.,
                                       its sole General Partner


                                  By:  /s/ James M. Dubin
                                       -----------------------------------------
                                       Name:  James M. Dubin, President

                                       Address:  c/o Paul, Weiss, Rifkind,
                                                     Wharton & Garrison
                                                 1285 Avenue of the Americas
                                                 New York, N.Y. 10019-6064
                                                 Attention: James M. Dubin, Esq.
                                       Electronic Facsimile No.:  212-757-3990



                                  JPMORGAN CHASE BANK



                                  By:  /s/ Susan L. Pearson
                                       -----------------------------------------
                                       Name:  Susan L. Pearson
                                       Title: Vice President
                                         Address:  345 Park Avenue
                                                     New York, New York 10154
                                                     Attention: Susan L. Pearson
                                         Electronic Facsimile No.:  212-464-2507


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


                                                                      SCHEDULE I
                                                             TO PLEDGE AGREEMENT



                  NORTHERN TRUST ACCOUNTS:

                      Account numbers     26-11364
                                          26-11367

                  SUNTRUST ACCOUNTS:

                      Account number      55-01-212-556-0212